Exhibit 4.9.6

EXECUTION VERSION

AMENDMENT NO. 1 (this “Amendment”), dated as of February 22, 2017, to the AMENDED AND RESTATED MASTER MOTOR VEHICLE OPERATING LEASE AND SERVICING AGREEMENT (Series 2013-G1), dated as of October 31, 2014 (the “Series 2013-G1 Lease”), by and among HERTZ VEHICLE FINANCING LLC, a special purpose limited liability company established under the laws of Delaware (“HVF”), in its capacity as lessor (the “Lessor”), THE HERTZ CORPORATION, a Delaware corporation (“Hertz”), in its capacity as lessee (the “Lessee”), in its capacity as servicer (the “Servicer”) and in its capacity as guarantor, DTG OPERATIONS, INC., an Oklahoma corporation, as a lessee (“DTG Operations”, and together with Hertz in its capacity as Lessee, the “Lessees”), and those permitted lessees from time to time becoming lessees thereunder.
WITNESSETH:
WHEREAS, the Lessor and the Lessees wish to amend the Series 2013-G1 Lease as herein set forth.
WHEREAS, Section 21 of the Series 2013-G1 Lease permits certain amendments to the Series 2013-G1 Lease to be effected pursuant to a writing executed by the Lessor, the Servicer and each Lessee, subject to certain conditions set forth therein; and
WHEREAS, Section 9.23(c) of the Amended and Restated Series 2013-G1 Supplement (as amended, modified or supplemented as of the date hereof, the “Series 2013-G1 Supplement”), dated as of October 31, 2014, among HVF, The Bank of New York Mellon Trust Company, N.A. (“BNY”) and Hertz Vehicle Financing II LP, a special purpose limited partnership established under the laws of Delaware, to the Fourth Amended and Restated Base Indenture, dated as of November 25, 2013, between HVF and BNY (as amended, modified or supplemented as of the date hereof, exclusive of Series Supplements, the “Base Indenture”) permits HVF to enter into certain amendments to the Series 2013-G1 Related Documents, subject to certain conditions set forth therein;
NOW, THEREFORE, based upon the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:
AGREEMENTS
1.  Defined Terms.  All capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2013-G1 Lease or, if not defined therein, the Series 2013-G1 Supplement or, if not defined therein, the Base Indenture.
2.  Amendments to the Series 2013-G1 Lease.
(a)    The definition of “Depreciation Charge” is hereby amended and restated in its entirety as follows:
“‘Depreciation Charge’ means, as of any date of determination, with respect to any Lease Vehicle that is a:
(a) Series 2013-G1 Non-Program Vehicle as of such date, an amount at least equal to the greatest of:

(i) 1.0%, or such lower percentage in respect of which the Rating Agency Condition has been satisfied as of such date, in each case of the Capitalized Cost of such Lease Vehicle as of such date,
(ii) (x) the excess, if any, of the Net Book Value of such Lease Vehicle over the Assumed Residual Value of such Lease Vehicle, in each case as of such date, divided by (y) the Assumed Remaining Holding Period with respect to such Lease Vehicle, as of such date, and
(iii) such higher percentage of the Capitalized Cost of such Lease Vehicle as of such date, selected by the Lessor in its sole and absolute discretion, that would cause the weighted average of the “Depreciation Charges” (weighted by Net Book Value as of such date) with respect to all Lease Vehicles that are Series 2013-G1 Non-Program Vehicles as of such date to be equal to or greater than 1.25%, or such other percentage in respect of which the Rating Agency Condition has been satisfied as of such date, of the aggregate Capitalized Costs of such Lease Vehicles as of such date,
(b) Series 2013-G1 Program Vehicle and such date occurs during the Estimation Period for such Lease Vehicle, if any, the Initially Estimated Depreciation Charge with respect to such Lease Vehicle, as of such date, and
(c) Series 2013-G1 Program Vehicle and such date does not occur during the Estimation Period, if any, for such Lease Vehicle, the depreciation charge (expressed as a monthly dollar amount) set forth in the related Series 2013-G1 Manufacturer Program for such Lease Vehicle for such date.”
(b)    The parties hereto agree that effective as of the date hereof, the reference to “1.25%” in clause (a)(iii) of the definition of “Depreciation Charge” shall be changed to 1.67%.
3.  Effectiveness.  This Amendment shall be effective upon delivery of executed signature pages by all parties hereto and satisfaction of the Rating Agency Condition with respect to each Series of Notes Outstanding.
4.  Reference to and Effect on the Series 2013-G1 Lease; Ratification.
(a) Except as specifically amended above, the Series 2013-G1 Lease is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.
(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Series 2013-G1 Lease, or constitute a waiver of any provision of any other agreement.

(c) Upon the effectiveness hereof, each reference in the Series 2013-G1 Lease to “Series 2013-G1 Lease”, “hereto”, “hereunder”, “hereof” or words of like import referring to the Series 2013-G1 Lease, and each reference in any other Series 2013-G1 Related Document to “the Series 2013-G1 Lease”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Series 2013-G1 Lease, shall mean and be a reference to the Series 2013-G1 Lease as amended hereby.
5.  Counterparts; Facsimile Signature.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.  Any signature page to this Amendment containing a manual signature may be delivered by facsimile transmission or other electronic communication device capable of transmitting or creating a printable written record, and when so delivered shall have the effect of delivery of an original manually signed signature page.
6.  Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.
7.  Headings.  The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions thereof.
8.  Severability.  The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.  Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
9.  Interpretation.  Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.
THE HERTZ CORPORATION

By:	/s/ R. Scott Massengill Name: R. Scott Massengill Title: Senior Vice President and Treasurer
HERTZ VEHICLE FINANCING LLC

By: /s/ R. Scott Massengill
Name: R. Scott Massengill
Title: Treasurer

DTG OPERATIONS, INC.
By: /s/ R. Scott Massengill
Name: R. Scott Massengill
Title: Vice President and Treasurer

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED MASTER MOTOR VEHICLE OPERATING LEASE AND SERVICING AGREEMENT (SERIES 2013-G1)]